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Exhibit 23.3

     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Independent Auditors' Report dated January 10, 2001 regarding the consolidated balance sheets of Americorp and Subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000, incorporated by reference in the Registration Statement on Form S-4 of Mid-State Bancshares, filed with the Securities and Exchange Commission.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
August 10, 2001

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  Exhibit 23.3